UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): September 6, 2024

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Edward H. (Ted) Murphy as Chief Executive Officer and Chairman of the Board of Directors

On September 6, 2024, IZEA Worldwide, Inc. (the “Company”) and Edward H. (Ted) Murphy entered into a separation agreement and release (the “Murphy Separation Agreement”) pursuant to which Mr. Murphy, a named executive officer, will resign as the Company’s Chief Executive Officer and as Chairman of the Company’s Board of Directors (the “Board”) effective September 15, 2024 (the “Separation Date”). Mr. Murphy’s resignation as the Company’s Chief Executive Officer and as Chairman of the Board was not due to a disagreement with the Company’s management or the Board.

Pursuant to the terms of the Murphy Separation Agreement, Mr. Murphy is entitled to receive the following payments and benefits: (i) $425,000, less applicable taxes and withholdings, in substantially equal installments in accordance with the Company’s payroll practice and on regular payroll dates over a 12 month period commencing on the first payroll period after the Separation Date; (ii) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), until the earlier of (a) the 12-month anniversary of the Separation Date, (b) Mr. Murphy’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment, or (c) the cessation of Mr. Murphy’s continuation coverage rights under COBRA; (iii) an amount equal to Mr. Murphy’s Q3 2024 bonus on a pro-rated basis and based on actual performance and payable in accordance with the Company’s executive bonus plan; and (iv) all outstanding equity compensation awards vested immediately and became exercisable upon the execution of the Murphy Separation Agreement.

The Murphy Separation Agreement also provides for, among other things, a release of claims by Mr. Murphy, non-disparagement obligations applicable to Mr. Murphy and non-disparagement obligations applicable to the Company. In addition, the Murphy Separation Agreement provides that the continuing obligations, including the confidentiality, assignment of inventions, non-competition, non-solicitation and any other restrictive covenants pursuant to the employment agreement, dated September 1, 2023, between the Company and Mr. Murphy will remain in effect in accordance with their terms.

During the period between the Separation Date and October 31, 2024 (the “Murphy Transition Period”), Mr. Murphy will be available to the incoming Chief Executive Officer for remote and reasonable assistance regarding the transition of leadership. If the Company requires any assistance from Mr. Murphy following the Murphy Transition Period, the Company will reimburse Mr. Murphy at the rate of $400 per hour for such cooperation.

The description of the Murphy Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Murphy Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Resignation of Ryan S. Schram as President, Chief Operating Officer and Director

On September 6, 2024, the Company and Ryan S. Schram entered into a separation agreement and release (the “Schram Separation Agreement”) pursuant to which Mr. Schram, a named executive officer, will resign as the Company’s President, Chief Operating Officer and as a Director on the Board effective on the Separation Date. Mr. Schram’s resignation as the Company’s Chief Operating Officer and as a Director on the Board was not due to a disagreement with the Company’s management or the Board.

Pursuant to the terms of the Schram Separation Agreement, Mr. Schram is entitled to receive the following payments and benefits: (i) $400,000, less applicable taxes and withholdings, in substantially equal installments in accordance with the Company’s payroll practice and on regular payroll dates over a 12 month period commencing on the first payroll period after the Separation Date; (ii) company contributions to the cost of health care continuation under COBRA, until the earlier of (a) the 12-month anniversary of the Separation Date, (b) Mr. Schram’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment, or (c) the cessation of Mr. Schram’s continuation coverage rights under COBRA; (iii) an amount equal to Mr. Schram’s Q3 2024 bonus on a pro-rated basis and based on actual performance and payable in accordance with the Company’s executive bonus plan; and (iv) all outstanding equity compensation awards vested immediately and became exercisable upon the execution of the Schram Separation Agreement.

The Schram Separation Agreement also provides for, among other things, a release of claims by Mr. Schram, non-disparagement obligations applicable to Mr. Schram and non-disparagement obligations applicable to the Company. In addition, the Schram Separation Agreement provides that the continuing obligations, including the confidentiality, assignment of inventions, non-competition, non-solicitation and any other restrictive covenants pursuant to the employment agreement, dated September 1, 2023, between the Company and Mr. Schram will remain in effect in accordance with their terms.

During the period between the Separation Date and October 31, 2024 (the “Schram Transition Period”), Mr. Schram will be available to the incoming Chief Executive Officer for remote and reasonable assistance regarding the transition of leadership. If the Company requires any assistance from Mr. Schram following the Schram Transition Period, the Company will reimburse Mr. Schram at the rate of $400 per hour for such cooperation.

The description of the Schram Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Schram Separation Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Appointment of Patrick J. Venetucci as Chief Executive Officer

The Company is also reporting that on September 6, 2024, the Board appointed Patrick J. Venetucci to serve as the Company’s Chief Executive Officer. A formal employment agreement between the Company and Mr. Venetucci is in the process of being negotiated. Mr. Venetucci will continue to serve as a Director on the Board.

Mr. Venetucci, age 56, joined the Company’s Board in December 2018. Most recently, Mr. Venetucci served as Chief Executive Officer of MERGE, a private equity-backed company that merges creative, technology and media solutions for clients in the health, financial services, and consumer industries, from 2018 to 2024. From 2016 to 2018, Mr. Venetucci was the President of USA Operations and Integration for Dentsu Aegis Network, one of the largest holding companies in the advertising industry. In 2013, Mr. Venetucci founded the MobileAngelo Group, a technology investment and consulting firm, where he initiated a global mobile roll-up capitalized by private equity and other ventures in technology that enable digital transformation and served as its Chief Executive Officer until 2016. From 1990 to 2013, Mr. Venetucci worked for Leo Burnett Worldwide, a global advertising network, serving as its President of Global Operations from 2009 to 2013. In this capacity, he was responsible for growing large global accounts and leading global corporate functions such as corporate strategy, mergers and acquisitions, enterprise technology, internal audit, procurement, and production. Before this, Mr. Venetucci was Leo Burnett’s Global Head of Human Resources, where he chaired the executive compensation committee. Earlier in his career at Leo Burnett, he spent over a decade developing fully integrated marketing campaigns for several Fortune 500 clients, and worked at Leo Burnett Tokyo for three years, where he started the company’s first digital marketing service. Mr. Venetucci has served as an advisor to several innovative public and private technology companies, including Solstice Mobile, Signal, ParqEx, and Quiver, as well as to private equity firms. Mr. Venetucci has a Master’s in Business Administration in Finance and in Marketing and Entrepreneurship from the University of Chicago and a Bachelor of Arts in Communications Studies from the University of Iowa.

As a result of Mr. Venetucci’s appointment as the Company’s Chief Executive Officer, Mr. Venetucci stepped down from each of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee of the Board.

There are no family relationships between any of the Company’s directors or officers and Mr. Venetucci that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Venetucci and any other person pursuant to which Mr. Venetucci was appointed as Chief Executive Officer. Mr. Venetucci has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to an Executive Employment Agreement entered into between the Company and Mr. Venetucci (the “Employment Agreement”) with an initial term commencing September 6, 2024 and ending on December 31, 2027 (the “Initial Term”), Mr. Venetucci will receive an annual base salary of $450,000. The Employment Agreement provides for two stock grants totaling 980,800 restricted stock units (“RSUs”). The first 490,400 RSUs shall vest in 16 equal quarterly amounts starting on October 31, 2024 and every three months thereafter until fully vested. The second 490,400 RSUs will vest based on the annual common share price performance defined as the growth in share price from $2.00 to $10.00 per share. Vesting is cumulative, with no recoupment for years with any negative ratio, and any time-based RSUs that remain unvested after the Q4 2027 calculation shall be forfeited. Additionally, Mr. Venetucci is eligible to receive bonuses in the amount of 75% of his annual compensation if certain targets are met (or higher as determined by the Board), to be paid in cash, based on the achievement of certain key performance indicators set at the beginning of each year.

Following the Initial Term, the Employment Agreement will automatically renew for successive one-year terms unless the Company or Mr. Venetucci provides written notice of non-renewal at least 90 days prior to the end of the current term. The
Employment Agreement is subject to early termination (i) by the Company or Mr. Venetucci for any reason upon written notice, (ii) by the Company for Cause (as such term is defined in the Employment Agreement), (iii) by Mr. Venetucci for Good Reason (as such term is defined in the Employment Agreement), and (iv) in the case of Mr. Venetucci's death or disability. If the Employment Agreement is terminated for any reason other than by the Company for Cause or by Mr. Venetucci without Good Reason, Mr. Venetucci will be entitled to payment of, amongst others, unpaid expense reimbursements, accrued and unused vacation time, and severance of twelve months of his annual salary. If there is a Change in Control (as defined in the Employment Agreement) and Mr. Venetucci’s employment terminates within three months prior to or within 12 months following the change of control for reasons other than by the Company without Cause or by Mr. Venetucci for Good Reason, then Mr. Venetucci will be entitled to severance of twelve months of his annual salary and COBRA payments until the earlier of (i) the 12-month anniversary of the date of termination, (ii) Mr. Venetucci’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment, or (iii) the cessation of Mr. Venetucci’s continuation coverage rights under COBRA. Additionally, upon a Change in Control (as such term is defined in the Employment Agreement), Mr. Venetucci will be entitled to certain other payments and benefits as described therein.

The Employment Agreement also contains certain restrictive covenants, including a covenant restricting Mr. Venetucci from engaging in any activities competitive with the Company’s business during the term of the Employment Agreement and for a period of up to one year thereafter and prohibiting him from disclosure of confidential information regarding the Company.

The foregoing summary description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein in its entirety by reference.

Appointment of Lindsay Gardner as Chairman of the Board of Directors

On September 6, 2024, the Company’s Board of Directors appointed Lindsay Gardner, currently a Director of the Company, as Chairman of the Board. In connection with such appointment, the Chairman of the Board will receive $20,000 in addition to his annual board retainer compensation.

Item 7.01. Regulation FD Disclosure.

On September 9, 2024, the Company issued a press release with respect to certain of the matters described in this Current Report on Form 8-K (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement and Release, dated September 6, 2024, between the Company and Edward H. (Ted) Murphy.
10.2	Agreement and Release, dated September 6, 2024, between the Company and Ryan S. Schram.
10.3	Employment Agreement effective as of September 6, 2024, between IZEA Worldwide, Inc. and Patrick J. Venetucci.
99.1	Press release issued by IZEA Worldwide, Inc. on September 9, 2024, reporting TBD
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: September 9, 2024	By:/s/ Peter J. Biere Peter J. Biere Chief Financial Officer